THIS WARRANT HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.
THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF.
This Warrant is issued pursuant to that certain Subscription Agreement dated February 28, 2025, by and between the Company and BoltRock Holdings, LLC (the “Subscription Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Subscription Agreement. Receipt of this Warrant by the Holder shall constitute acceptance and agreement to all of the terms contained herein.
No. 23
GENERAL ENTERPRISE VENTURES, INC.
COMMON STOCK PURCHASE WARRANT

General Enterprise Ventures, Inc., a Wyoming corporation (together with any corporation which shall succeed to or assume the obligations of General Enterprise Ventures, Inc. hereunder, the “Company”), hereby certifies that, for value received, BoltRock Holdings, LLC (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time during the Exercise Period (as defined in Section 9) up to 2,500,000 fully paid and non-assessable shares of Common Stock (as defined in Section 9), at a purchase price per share equal to the Exercise Price (as defined in Section 9). The number of shares of Common Stock for which this Common Stock Purchase Warrant (this “Warrant”) is exercisable and the Exercise Price are subject to adjustment as provided herein.
1.          DEFINITIONS. Certain terms are used in this Warrant as specifically defined in Section 9.
2.          EXERCISE OF WARRANT.
2.1.          Exercise. This Warrant may be exercised prior to its expiration pursuant to Section 2.5 hereof by the Holder at any time or from time to time during the Exercise Period, by submitting the form of subscription attached hereto (the “Exercise Notice”) duly executed by the Holder, to the Company at its principal office, indicating whether the Holder is electing to purchase a specified number of shares by paying the Aggregate Exercise Price as provided in Section 2.2 or is electing to exercise this Warrant as to a specified number of shares pursuant to the net exercise provisions of Section 2.3. On or before the first Trading Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by electronic mail an acknowledgement of confirmation of receipt of the Exercise Notice. Subject to Section 2.4, this Warrant shall be deemed exercised for all purposes as of the close of business on the day on which the Holder has delivered the Exercise Notice to the Company. The Aggregate Exercise Price, if any, shall be paid by wire transfer to the Company within five (5) Business Days of the date of exercise and prior to the time the Company issues the certificates evidencing the shares issuable upon such exercise. In the event this Warrant is not exercised in full, the Company may, at its expense, require the

Holder, after such partial exercise, to promptly return this Warrant to the Company and the Company will forthwith issue and deliver to or upon the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares (without giving effect to any adjustment therein) for which this Warrant shall have been exercised.
2.2.          Payment of Exercise Price by Wire Transfer. If the Holder elects to purchase a specified number of shares by paying the Aggregate Exercise Price, the Holder shall pay such amount by wire transfer of immediately available funds to the account designated by the Company in its acknowledgement of receipt of such Exercise Notice pursuant to Section 2.1.
2.3.          Net Exercise. If a registration statement covering the shares of Common Stock that are the subject of the Notice of Exercise (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares to the public or upon exercise of this Warrant in connection with a Fundamental Transaction, the Holder may elect to exercise this Warrant by receiving shares of Common Stock equal to the number of shares determined pursuant to the following formula:
X =	Y (A - B)
A

where,
X =	the number of shares of Common Stock to be issued to Holder;
Y =	the number of shares of Common Stock as to which this Warrant is to be exercised (as indicated on the Exercise Notice);
A =	VWAP for the Trading Day immediately preceding the date of exercise; and
B =	the Exercise Price.

2.4.          Antitrust Notification. If the Holder determines, in its sole judgment upon the advice of counsel, that the issuance of any Warrant Shares pursuant to the terms hereof would be subject to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Company shall file as soon as practicable after the date on which the Company receives notice from the Holder of the applicability of the HSR Act and a request to so file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required to be filed by it pursuant to the HSR Act in connection with such issuance.
2.5.          Termination. This Warrant shall terminate upon the earlier to occur of (i) exercise in full or (ii) the expiration of the Exercise Period.
3.          REGISTRATION RIGHTS. The Holder’s registration rights are set forth in the Subscription Agreement.
4.          DELIVERY OF STOCK CERTIFICATES ON EXERCISE.
4.1.          Delivery of Exercise Shares. As soon as practicable after any exercise of this Warrant and in any event within two (2) Trading Days thereafter (such date, the “Exercise Share Delivery Date”), the Company shall, at its expense (including the payment by it of any applicable issue or stamp taxes), cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, a certificate or certificates evidencing the number of fully paid and non-assessable shares of Common Stock (which number shall be rounded down to the nearest whole share in the event any fractional share may otherwise be issuable upon such exercise and the Company shall pay a cash adjustment to the Holder in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price) to which the Holder shall be entitled on such exercise, in such denominations as may be requested by the Holder, which certificate or certificates shall be free of restrictive and trading legends (except for any such legends as may be required under the Securities Act). In lieu of delivering physical certificates for the shares of Common Stock issuable upon any exercise of this Warrant, provided the Warrant Shares are not restricted securities and the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program or a similar program, upon request of the Holder, the Company shall cause its transfer agent to electronically transmit such shares of Common Stock issuable upon exercise of this Warrant to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply) as instructed by the Holder (or its designee). The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.
4.2.          [Reserved.]
4.3.          Charges, Taxes and Expenses. Issuance of Exercise Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Exercise Shares, all of which taxes and expenses shall be paid by the Company, and such Exercise Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event Exercise Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto (the “Assignment Form”) duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.
5.          CERTAIN ADJUSTMENT.
5.1.          Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (a) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (b) subdivides outstanding shares of Common Stock into a larger number of shares, (c) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 5.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
5.2          Anti-Dilution Ratchet. If the Company shall, at any time after the Issue Date, issue or sell any Additional Shares of Common Stock (as defined below), except for shares of Common Stock issued upon conversion of the Notes (as defined in the Note), at a price per share of Common Stock that is less than the then-current Exercise Price, the Exercise Price shall be adjusted downward to equal such lower price.  Any adjustment made pursuant to this Section 5.2 shall become effective immediately after the issuance of the relevant Additional Shares of Common Stock.
5.3          Fundamental Transaction. If, at any time while this Warrant is outstanding, (a) the Company effects any merger or consolidation of the Company with or into another Person, (b) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (c) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (d) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then, upon the closing of a Fundamental Transaction and payment of the exercise price therefore (including at the election of the Holder by cashless exercise), the Holder shall receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon exercise of this Warrant upon the closing of such Fundamental Transaction. The foregoing notwithstanding, if the Company effects any reclassification of the Common Stock or any compulsory share exchange, in each case, into another security of the Company, this Warrant shall remain outstanding and the Holder shall be entitled to receive the Alternative Consideration upon any subsequent exercise of this Warrant and the payment of the exercise price therefor. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 5.3.
5.4          Adjustment to Exercise Price Upon Issuance of Common Stock. This Warrant is a series of warrants (collectively, the “Related Warrants”) issued by the Company in connection with convertible notes and subscription agreements that are similar to the Note (notwithstanding that such other similar notes may not be secured) and the Subscription Agreement.  If the Company shall, at any time after the Issue Date, issue or sell or modify any Related Warrants or any shares of Common Stock, whether directly or indirectly by way of Convertible Securities or any rights or warrants or options to purchase any such Convertible Securities (“Additional Shares of Common Stock”), with any term that the Holder reasonably believes is more favorable to the holder of such security or with a term in favor of the holder of such security that the Holder reasonably believes was not similarly provided to the Holder in this Warrant, then (i) the Holder, after receipt of written notice thereof from the Company, shall notify the Company of such additional or more favorable term within five (5) Business Days of the issuance or amendment (as applicable) of the respective security or, if later, within five (5) Business Days after receipt of the previously described notice, and (ii) such term, at Holder’s option, shall become a part of this Warrant (regardless of whether the Company or Holder complied with the notification provision of this Warrant or the Subscription Agreement). The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion or exercise discounts and conversion or exercise lookback periods. If Holder elects to have the term become a part of this Warrant, then the Company shall immediately deliver acknowledgment of such adjustment in form and substance reasonably satisfactory to the Holder (the “Acknowledgment”) within five (5) Business Days of Company’s receipt of request from Holder (the “Adjustment Deadline”), provided that Company’s failure to timely provide the Acknowledgement shall not affect the automatic amendments contemplated hereby.  The Company represents and warrants to the Holder that, as of the date hereof, no holder of any other Related Warrant has been granted any more favorable right or benefit than those established in favor of the Holder hereunder.
5.5          Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding at the close of the Trading Day on or, if not applicable, most recently preceding, such given date.
5.6          Notice to Holder.
(a)          Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
(b)          Notice to Allow Exercise by Holder. If (i) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or other Fundamental Transaction; or (v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange or other Fundamental Transaction is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Subject to applicable law, the Holder is entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice. Notwithstanding the foregoing, the delivery of the notice described in this Section 5.6 is not intended to and shall not bestow upon the Holder any voting rights whatsoever with respect to outstanding unexercised Warrants.

6.          NO IMPAIRMENT. The Company will not, by amendment of the Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in taking all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of Common Stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock on the exercise of this Warrant from time to time outstanding.
7.          NOTICES OF RECORD DATE. In the event of:
(a)          any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;
(b)          any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or any consolidation or merger of the Company with or into any other Person or any other Change of Control or other Fundamental Transaction; or
(c)          any voluntary or involuntary dissolution, liquidation or winding-up of the Company;
then, and in each such event, the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is anticipated to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least fifteen
(15) days prior to the date specified in such notice on which any such action is to be taken.
8.          RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT; REGULATORY COMPLIANCE.
8.1.          Reservation of Stock Issuable on Exercise of Warrant. The Company shall at all times while this Warrant shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of all or any portion of the Warrant Shares (disregarding for this purpose any and all limitations of any kind on such exercise). The Company shall, from time to time in accordance with Chapter 78 of the Wyoming Revised Statutes, increase the authorized number of shares of Common Stock or take other effective action if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Company’s obligations under this Section 8.
8.2.          Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of exercise of the Warrant Shares require registration or listing with or approval of any Governmental Authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon exercise, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, secure such registration, listing or approval, as the case may be.
9.          DEFINITIONS. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:
“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified, as such terms are used in and construed under Rule 405 under the Securities Act.
“Aggregate Exercise Price” means, in connection with the exercise of this Warrant at any time, an amount equal to the product obtained by multiplying (i) the Exercise Price times (ii) the number of shares of Common Stock for which this Warrant is being exercised at such time.
“Articles of Incorporation” means the Company’s Articles of Incorporation.
“Business Day” means any day other than a Saturday, Sunday or any other day on which the Federal Reserve Bank of Houston is closed in Houston, Texas.
“Change of Control” has the meaning set forth in the (i) an acquisition by any person or “group” (within the meaning of Rule 13d of the Securities Exchange Act of 1934) of more than 50% of the common stock of the Company (determined on an as-converted fully diluted basis); (ii) a liquidation, dissolution or winding up of the Company; or (iii) a sale of all or substantially all the assets of the Company.
“Common Stock” means (i) the Company’s Common Stock, $0.001 par value per share, and (ii) any other securities into which or for which any of the securities described in clause (i) above have been converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.
“Convertible Securities” means any debt, equity or other securities that are, directly or indirectly, convertible into or exchangeable for Common Stock.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time in effect.
“Exercise Period” means the period commencing on the Issue Date and ending 11:59 P.M. (Houston, Texas time) on the five-year anniversary of the Issue Date or earlier closing of a Fundamental Transaction (other than a Fundamental Transaction of the type described in clause (d) of the definition thereof resulting in the conversion into or exchange for another security of the Company).
“Exercise Price” means $0.50 per share.
“Exercise Shares” means the shares of Common Stock for which this Warrant is then being exercised.
 “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Issue Date” means February 28, 2025.
“Note” means the 10% Senior Secured Convertible Promissory Note issued by the Company to the Holder pursuant to the Subscription Agreement.
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder from time to time in effect.
 “Trading Day” means a day on which the Common Stock is traded on a Trading Market.
“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTC Bulletin Board, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca, the NYSE MKT, CBOE, or the OTCQX Marketplace, the OTCQB Marketplace, the OTC Pink Marketplace or any other tier operated by OTC Markets Group Inc. (or any successor to any of the foregoing)
“VWAP” means, as to the Common Stock of the Company, for or as of any date, the dollar volume-weighted average price for such security on the Trading Market (or, if the Trading Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30 a.m., New York time, and ending at 4:02 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:02 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as determined by the Company in the reasonable exercise of its discretion. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.
“Warrant Shares” means collectively the shares of Common Stock of the Company issuable upon exercise of this Warrant in accordance with its terms, as such number may be adjusted pursuant to the provisions thereof.
10.          [Reserved]
11.          REGISTRATION AND TRANSFER OF WARRANT.
11.1.          Registration of Warrant. The Company shall register and record transfers, exchanges, reissuances and cancellations of this Warrant, upon the records to be maintained by the Company for that purpose, in the name of the record holder hereof from time to time. The Company may deem and treat the registered holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Company shall be entitled to rely and held harmless in acting or refraining from acting in reliance upon, any notices, instructions or documents it believes in good faith to be from an authorized representative of the Holder.
11.2 Transferability. This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with an Assignment Form duly executed by the Holder or its agent or attorney. The Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of the transferred Warrant under the Securities Act. Upon such surrender, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such Assignment Form, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. This Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Exercise Shares without having a new Warrant issued.
11.3. New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 11.2, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for this Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original Issue Date and shall be identical with this Warrant except as to the number of Exercise Shares issuable pursuant thereto.
12.          LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Exercise Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of this Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.
13.          [Reserved.]
14.          NO RIGHTS AS A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Exercise Shares.
15.          NOTICES. All notices, requests, demands and other communications that are required or may be given pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (i) on the date of delivery when delivered by hand on a Business Day during normal business hours or, if delivered on a day that is not a Business Day or after normal business hours, then on the next Business Day, (ii) on the date of transmission when sent by email during normal business hours on a Business Day with telephone confirmation of receipt or, if transmitted on a day that is not a Business Day or after normal business hours, then on the next Business Day, or (iii) on the second Business Day after the date of dispatch when sent by a reputable courier service that maintains records of receipt. The addresses for notice shall be as set forth in the Subscription Agreement.
16.          CONSENT TO AMENDMENTS. Any term of this Warrant may be amended, and the Company may take any action herein prohibited, or compliance therewith may be waived, only if the Company shall have obtained the written consent (and not without such written consent) to such amendment, action or waiver from the Holder. No course of dealing between the Company and the Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of the Holder.
17.          MISCELLANEOUS. In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If any provision of this Warrant is found to conflict with the Subscription Agreement, the provisions of this Warrant shall prevail. If any provision of this Warrant is found to conflict with the Note, the provisions of the Note shall prevail. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF WYOMING EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

[REMAINDER OF PAGE INTENTIONALLY LET BLANK. SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.
Dated as of February 28, 2025

GENERAL ENTERPRISE VENTURES, INC.

By: /s/ Joshua Ralston
Name: Joshua Ralston
Title: President

[SIGNATURE TO WARRANT AGREEMENT OF GENERAL ENTERPRISE VENTURES, INC.]

FORM OF SUBSCRIPTION
(To be signed only on exercise of attached Warrant)
TO:	General Enterprise Ventures, Inc.
1.          The undersigned Holder of the attached Warrant hereby elects to exercise its purchase right under such Warrant to purchase shares of Common Stock of General Enterprise Ventures, Inc., a Wyoming corporation (the “Company”), as follows (check one or more, as applicable):
☐
to exercise the Warrant to purchase ______________ shares of Common Stock and to pay the Aggregate Exercise Price therefor by wire transfer of United States funds to the account of the Company, which transfer has been made prior to or as of the date of delivery of this Form of Subscription pursuant to the instructions of the Company;

and/or
☐	to exercise the Warrant with respect to ______________ shares of Common Stock pursuant to the net exercise provisions specified in Section 2.3 of the Warrant.
2.          In exercising this Warrant, the undersigned Holder hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned shall not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act or any state securities laws. The undersigned hereby further confirms and acknowledges that it is an “accredited investor”, as that term is defined under the Securities Act.
3.          Please issue a stock certificate or certificates representing the appropriate number of shares of Common Stock in the name of the undersigned or in such other name(s) as is specified below:
Name:	__________________________
Address:	__________________________
__________________________
__________________________
TIN:	__________________________

Dated:
(Signature must conform exactly to name of Holder as specified on the face of the Warrant)

FORM OF ASSIGNMENT
(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto ____________________ the right represented by the within Warrant to purchase           shares of Common Stock of General Enterprise Ventures, Inc., a Wyoming corporation, to which the within Warrant relates, and appoints _________________ attorney to transfer such right on the books of General Enterprise Ventures, Inc., with full power of substitution in the premises.

BoltRock Holdings, LLC

Dated:	By:	Craig A. Huff

	Title:	Managing Member

712 Fifth Avenue, 22nd Floor New York, NY 10019

Signed in the presence of:

_______________________________________